Exhibit 32.2

            CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Form 10-K of American TonerServ Corp., a company duly formed under the laws of Delaware (the "Company"), for the year ended December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Ryan Vice, Principal Financial Officer of the Company, hereby certifies, pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, to the best of his/her knowledge, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



March 31, 2009                        /s/ Ryan Vice
                                      Ryan Vice
                                      Principal Financial Officer


This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to American TonerServ Corp. and will be retained by American TonerServ Corp. and furnished to the Securities and Exchange Commission or its staff upon request.